Exhibit 99

NEWS

ANADARKO ANNOUNCES THIRD-QUARTER 2016 RESULTS

HOUSTON, Oct. 31, 2016 – Anadarko Petroleum Corporation (NYSE: APC) today announced its financial and operating results for the third quarter of 2016, including a net loss attributable to common stockholders of $830 million, or $1.61 per share (diluted). The net loss includes certain items typically excluded by the investment community in published estimates, which in the aggregate decreased net income by $371 million or $0.72 per share (diluted) on an after-tax basis.(1) Net cash provided by operating activities in the third quarter of 2016 was $785 million.

HIGHLIGHTS

•	Delivered strong sales volumes with oil volumes exceeding the midpoint of guidance by approximately 13,000 barrels per day

•	Further reduced costs, with both capital expenditures and lease operating expense (LOE) per barrel of oil equivalent (BOE) favorable to guidance

•	Closed nearly $3 billion of monetizations year to date

•	Announced $2 billion acquisition of Freeport McMoRan’s deepwater Gulf of Mexico assets

“Anadarko delivered strong operating performance and generated net cash of $785 million during the quarter,” said Al Walker, Anadarko Chairman, President and CEO. “We are increasing our 2016 full-year divestiture-adjusted(2) sales-volume guidance by 8 million BOE from the midpoint of our initial expectations and further enhancing our financial position with line of sight to more than $4 billion of monetizations for the year. We have accelerated activity with two additional rigs in both the Delaware Basin and the DJ Basin in conjunction with our $2 billion deepwater Gulf of Mexico property acquisition, which remains on track to close prior to year end. Collectively, these actions and results have streamlined our operations, strengthened our financial position and provide confidence in our ability to deliver a 10- to 12-percent compounded annual oil growth rate over the next five years.”

OPERATIONS SUMMARY
Anadarko’s third-quarter sales volumes of natural gas, oil and natural gas liquids (NGLs) totaled 72 million BOE, or an average of 780,000 BOE per day.
In the Delaware Basin of West Texas, Anadarko increased oil sales volumes by approximately 10,000 barrels per day to 27,000 barrels per day, a 60-percent increase relative to the third quarter of 2015 and a 22-percent increase over the second quarter of this year. Anadarko is currently running eight rigs in the basin, as it continues to delineate the stacked-pay potential across its 580,000-gross-acre position. In the DJ Basin of northeast Colorado, the company increased sales volumes by 28,000 BOE per day over the third quarter of 2015, averaging 248,000 BOE per day.
In the Gulf of Mexico, the company increased oil sales volumes by 10,000 barrels per day to 65,000 barrels per day, an 18-percent increase over the third quarter of 2015. This increase was primarily driven by the company’s low-cost development activity as it tied back newly completed wells to Lucius, K2 and Caesar/Tonga. The company also announced the acquisition of Freeport McMoRan’s deepwater Gulf of Mexico assets, which will be immediately accretive upon closing. The transaction, which will double both Anadarko’s total Gulf of Mexico production and its working interest in Lucius, is expected to close during the fourth quarter of this year and is subject to customary closing conditions.
Internationally, the TEN complex offshore Ghana achieved first oil on time and on budget and is currently producing approximately 40,000 gross barrels of oil per day as it continues to ramp up toward facility capacity. Additionally, the company conducted a successful drillstem test of its Paon field offshore Côte d’Ivoire as it continues to evaluate the potential commerciality of this discovery.

OPERATIONS REPORT
For details on Anadarko’s operations and exploration program, including detailed tables illustrating divestiture-adjusted(2) information, please refer to the comprehensive report on third-quarter 2016 activity. The report is available at www.anadarko.com.

FINANCIAL SUMMARY
Anadarko ended the third quarter with approximately $4 billion of cash on hand, which was significantly enhanced by the company’s successful $2.16 billion equity offering during the quarter and its successful monetization program year to date. Anadarko plans to use approximately $1.8 billion of its cash on hand to fund the Gulf of Mexico acquisition and plans to redeem its remaining $750 million of senior notes due September 2017. During the third quarter, the company signed an agreement to divest its Carthage assets in East Texas for more than $1 billion, with the transaction expected to close by year end. As a result of these actions taken throughout the year to strengthen the company’s financial position, both Moody’s and S&P recently improved their ratings outlook to “stable.”

CONFERENCE CALL TOMORROW AT 8 A.M. CDT, 9 A.M. EDT
Anadarko will host a conference call on Tuesday, Nov. 1, 2016, at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) to discuss third-quarter results, current operations and the company’s outlook for the remainder of 2016. The dial-in number is 877.883.0383 in the United States or 412.902.6506 internationally. The confirmation number is 8528639. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Eleven pages of summary financial data follow, including current hedge positions, a reconciliation of “divestiture-adjusted” or “same-store” sales, and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.
(2) See the accompanying table for a reconciliation of “divestiture-adjusted” or “same-store” sales volumes, which are intended to present performance of Anadarko’s continuing asset base, giving effect to recent divestitures.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2015, the company had approximately 2.06 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance in this challenging economic environment and meet financial and operating guidance, consummate the transactions described in this news release and identify and complete additional monetization transactions, reduce its debt, timely complete and commercially operate the projects and drilling prospects identified in this news release, and achieve production expectations on its projects. See “Risk Factors” in the company’s 2015 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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ANADARKO CONTACTS
MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Jim Grant, james.grant@anadarko.com, 832.636.8320
Pete Zagrzecki, pete.zagrzecki@anadarko.com, 832.636.7727

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) and total debt (GAAP) to net debt (non-GAAP), each as required under Regulation G of the Securities Exchange Act of 1934. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Management uses adjusted net income (loss) to evaluate operating and financial performance and believes the measure is useful to investors because it eliminates the impact of certain noncash and/or other items that management does not consider to be indicative of the Company’s performance from period to period. Management also believes this non-GAAP measure is useful to investors to evaluate and compare the Company’s operating and financial performance across periods, as well as facilitating comparisons to others in the Company’s industry.

	Quarter Ended September 30, 2016
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders		$(830)	$(1.61)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(88)	(56)	(0.11)
Gains (losses) on divestitures, net	(414)	(261)	(0.51)
Impairments - producing properties	(27)	(17)	(0.03)
Restructuring charges	(112)	(71)	(0.14)
Tax indemnification	39	25	0.05
Change in uncertain tax positions (FIN 48)	—	9	0.02
Certain items affecting comparability	$(602)	(371)	(0.72)
Adjusted net income (loss)		$(459)	$(0.89)

*	Includes $(84) million related to interest-rate derivatives and $(4) million related to commodity derivatives.

	Quarter Ended September 30, 2015
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders		$(2,235)	$(4.41)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(360)	(227)	(0.45)
Gains (losses) on divestitures, net (after noncontrolling interest)	(613)	(388)	(0.76)
Impairments
Producing properties	(758)	(479)	(0.94)
Exploration assets	(787)	(698)	(1.38)
Inventory adjustments	(33)	(22)	(0.04)
Change in uncertain tax positions (FIN 48)	—	(28)	(0.05)
Other adjustments	(40)	(35)	(0.07)
Certain items affecting comparability	$(2,591)	(1,877)	(3.69)
Adjusted net income (loss)		$(358)	$(0.72)

*	Includes $(407) million related to interest-rate derivatives, $46 million related to commodity derivatives, and $1 million related to gathering, processing, and marketing sales.

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt in the capitalization ratio is useful to investors in determining the Company’s leverage since the Company could choose to use its cash and cash equivalents to retire debt. In addition, management believes that presenting Anadarko’s net debt excluding WGP is useful because WGP is a separate public company with its own capital structure.

	September 30, 2016
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt	$15,878	$2,935	$12,943
Less cash and cash equivalents	3,980	146	3,834
Net debt	$11,898	$2,789	$9,109

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$11,898	$9,109
Total equity		15,912	12,600
Adjusted capitalization		$27,810	$21,709

Net debt to adjusted capitalization ratio	43%	42%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko and WES is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
Cash Flow Information
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
millions	2016	2015	2016	2015
Cash Flows from Operating Activities
Net income (loss)	$(747)	$(2,160)	$(2,356)	$(5,288)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	1,069	1,111	3,202	3,581
Deferred income taxes	(301)	(1,440)	(1,121)	(2,627)
Dry hole expense and impairments of unproved properties	255	953	300	1,993
Impairments	27	758	61	3,571
(Gains) losses on divestitures, net	414	578	516	1,003
Loss on early extinguishment of debt	—	—	124	—
Total (gains) losses on derivatives, net	24	281	634	123
Operating portion of net cash received (paid) in settlement of derivative instruments	64	79	229	251
Other	53	145	256	219
Changes in assets and liabilities*	(73)	822	32	(4,960)
Net Cash Provided by (Used in) Operating Activities**	$785	$1,127	$1,877	$(2,134)
Net Cash Provided by (Used in) Investing Activities	$(291)	$(911)	$(1,256)	$(3,696)
Net Cash Provided by (Used in) Financing Activities	$2,092	$(315)	$2,421	$534

Capital Expenditures***	$697	$1,352	$2,321	$4,575

*	The nine months ended September 30, 2015, includes a $5,210 million decrease for the Tronox-related contingent liability.

**
Restructuring charges (excluding stock-based compensation) were $110 million for the quarter ended September 30, 2016, and $334 million for the nine months ended September 30, 2016. Cash payments for restructuring charges were $35 million for the quarter ended September 30, 2016, and $217 million for the nine months ended September 30, 2016.

***Includes Western Gas Partners, LP (WES) capital expenditures of $95 million for the quarter ended September 30, 2016, and $127 million for the quarter ended September 30, 2015, $355 million for the nine months ended September 30, 2016, and $405 million for the nine months ended September 30, 2015.

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Nine Months Ended
Summary Financial Information	September 30,		September 30,
millions except per-share amounts	2016	2015	2016	2015
Consolidated Statements of Income
Revenues and Other
Oil and condensate sales	$1,239	$1,229	$3,214	$4,264
Natural-gas sales	435	484	1,121	1,612
Natural-gas liquids sales	227	183	640	644
Gathering, processing, and marketing sales	350	334	895	932
Gains (losses) on divestitures and other, net	(358)	(542)	(388)	(807)
Total	1,893	1,688	5,482	6,645
Costs and Expenses
Oil and gas operating	198	262	608	784
Oil and gas transportation	256	265	744	853
Exploration	304	1,074	506	2,260
Gathering, processing, and marketing	291	289	758	798
General and administrative	362	303	1,116	888
Depreciation, depletion, and amortization	1,069	1,111	3,202	3,581
Other taxes	148	127	422	460
Impairments	27	758	61	3,571
Other operating expense	31	48	54	117
Total	2,686	4,237	7,471	13,312
Operating Income (Loss)	(793)	(2,549)	(1,989)	(6,667)
Other (Income) Expense
Interest expense	220	199	657	616
Loss on early extinguishment of debt	—	—	124	—
(Gains) losses on derivatives, net	25	282	629	123
Other (income) expense, net	(31)	47	(86)	109
Tronox-related contingent loss	—	—	—	5
Total	214	528	1,324	853
Income (Loss) Before Income Taxes	(1,007)	(3,077)	(3,313)	(7,520)
Income tax expense (benefit)	(260)	(917)	(957)	(2,232)
Net Income (Loss)	(747)	(2,160)	(2,356)	(5,288)
Net income (loss) attributable to noncontrolling interests	83	75	200	154
Net Income (Loss) Attributable to Common Stockholders	$(830)	$(2,235)	$(2,556)	$(5,442)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$(1.61)	$(4.41)	$(5.00)	$(10.73)
Net income (loss) attributable to common stockholders—diluted	$(1.61)	$(4.41)	$(5.00)	$(10.73)
Average Number of Common Shares Outstanding—Basic	517	508	512	508
Average Number of Common Shares Outstanding—Diluted	517	508	512	508

Exploration Expense
Dry hole expense	$203	$817	$209	$859
Impairments of unproved properties	52	136	91	1,134
Geological and geophysical expense	12	67	81	105
Exploration overhead and other	37	54	125	162
Total	$304	$1,074	$506	$2,260

Anadarko Petroleum Corporation
(Unaudited)

	September 30,	December 31,
millions	2016	2015
Condensed Balance Sheets
Cash and cash equivalents	$3,980	$939
Accounts receivable, net of allowance	1,591	2,469
Other current assets	347	573
Net properties and equipment	31,099	33,751
Other assets	2,203	2,268
Goodwill and other intangible assets	6,197	6,331
Total Assets	$45,417	$46,331
Short-term debt	788	32
Other current liabilities	2,974	4,148
Long-term debt	15,090	15,636
Deferred income taxes	4,343	5,400
Other long-term liabilities	6,310	5,658
Stockholders’ equity	12,600	12,819
Noncontrolling interests	3,312	2,638
Total Equity	$15,912	$15,457
Total Liabilities and Equity	$45,417	$46,331
Capitalization
Total debt	$15,878	$15,668
Total equity	15,912	15,457
Total	$31,790	$31,125

Capitalization Ratios
Total debt	50%	50%
Total equity	50%	50%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
	Oil &			Oil &			Oil &
	Condensate	Natural Gas	NGLs	Condensate	Natural Gas	NGLs	Condensate	Natural Gas	NGLs
	MBbls/d	MMcf/d	MBbls/d	MMBbls	Bcf	MMBbls	Per Bbl	Per Mcf	Per Bbl
Quarter Ended September 30, 2016
United States	233	2,003	122	22	184	11	$41.29	$2.36	$18.87
Algeria	65	—	7	7	—	—	45.88	—	23.74
Other International	19	—	—	1	—	—	45.61	—	—
Total	317	2,003	129	30	184	11	$42.49	$2.36	$19.13

Quarter Ended September 30, 2015
United States	224	2,186	117	21	201	11	$43.48	$2.41	$15.83
Algeria	49	—	5	4	—	1	47.86	—	25.18
Other International	28	—	—	3	—	—	46.30	—	—
Total	301	2,186	122	28	201	12	$44.45	$2.41	$16.26

Nine Months Ended September 30, 2016
United States	230	2,164	124	63	593	34	$36.52	$1.89	$17.78
Algeria	63	—	6	18	—	1	42.27	—	23.55
Other International	16	—	—	4	—	—	40.80	—	—
Total	309	2,164	130	85	593	35	$37.91	$1.89	$18.04

Nine Months Ended September 30, 2015
United States	233	2,424	128	64	662	35	$47.37	$2.44	$17.08
Algeria	56	—	6	15	—	2	54.90	—	29.79
Other International	28	—	—	8	—	—	52.58	—	—
Total	317	2,424	134	87	662	37	$49.16	$2.44	$17.63

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended September 30, 2016	780		72
Quarter Ended September 30, 2015	787		73

Nine Months Ended September 30, 2016	800		219
Nine Months Ended September 30, 2015	855		234

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Oil & Condensate	Natural Gas	NGLs	Oil & Condensate	Natural Gas	NGLs
Quarter Ended September 30, 2016
United States	$884	$435	$212	$66	$(2)	$(1)
Algeria	276	—	15	—	—	—
Other International	79	—	—	—	—	—
Total	$1,239	$435	$227	$66	$(2)	$(1)

Quarter Ended September 30, 2015
United States	$897	$484	$170	$1	$78	$—
Algeria	214	—	13	—	—	—
Other International	118	—	—	—	—	—
Total	$1,229	$484	$183	$1	$78	$—

Nine Months Ended September 30, 2016
United States	$2,305	$1,121	$602	$214	$13	$(1)
Algeria	734	—	38	—	—	—
Other International	175	—	—	—	—	—
Total	$3,214	$1,121	$640	$214	$13	$(1)

Nine Months Ended September 30, 2015
United States	$3,018	$1,612	$596	$6	$228	$17
Algeria	843	—	48	—	—	—
Other International	403	—	—	—	—	—
Total	$4,264	$1,612	$644	$6	$228	$17

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of October 31, 2016

Note: Guidance excludes 2016 sales volumes associated with the East Chalk, Wamsutter, Ozona, Elm Grove, Hugoton, Hearne, and Carthage* divestitures.

	4th-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	Units			Units

Total Sales Volumes (MMBOE)	64	—	66	262	—	264
Total Sales Volumes (MBOE/d)	696	—	717	716	—	721

Oil (MBbl/d)	307	—	314	304	—	308

United States	223	—	227	225	—	227
Algeria	57	—	59	61	—	62
Ghana	27	—	28	18	—	19

Natural Gas (MMcf/d)

United States	1,685	—	1,725	1,785	—	1,800

Natural Gas Liquids (MBbl/d)

United States	101	—	105	104	—	106
Algeria	6	—	8	5	—	6

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Oil ($/Bbl)	(5.20)	—	(1.40)	(5.50)	—	(2.50)

United States	(6.00)	—	(2.00)	(6.00)	—	(3.00)
Algeria	(3.00)	—	—	(4.00)	—	(1.00)
Ghana	(3.00)	—	—	(4.00)	—	(1.00)

Natural Gas ($/Mcf)

United States	(0.45)	—	(0.35)	(0.45)	—	(0.35)

* Pending

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of October 31, 2016

Note: Guidance excludes items affecting comparability.

	4th-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	45	—	65	185	—	195
Minerals and Other	35	—	55	170	—	180

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	3.60	—	3.90	2.95	—	3.05
Oil & Gas Transportation	3.35	—	3.55	3.35	—	3.45
Depreciation, Depletion, and Amortization	15.25	—	15.75	14.80	—	15.00
Production Taxes (% of Product Revenue)	7.5%	—	8.5%	8.0%	—	9.0%

	$ MM			$ MM

General and Administrative (excludes restructuring charges)	245	—	265	980	—	1,005
Other Operating Expense	20	—	30	75	—	85
Exploration Expense
Non-Cash	165	—	185	450	—	550
Cash	50	—	70	250	—	270
Interest Expense (net)	220	—	235	875	—	890
Other (Income) Expense	—	—	5	—	—	10

Taxes
Algeria (100% current)	60%	—	70%	65%	—	75%
Rest of Company (60% Current/40% Deferred for Q4 and 30% Current/70% Deferred for Total Year)	25%	—	35%	25%	—	35%

Noncontrolling Interest	65	—	70	265	—	270

Avg. Shares Outstanding (MM)
Basic	550	—	552	521	—	522
Diluted	550	—	552	522	—	523

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	885	—	985	2,850	—	2,950

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of October 31, 2016

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Oil
Three-Way Collars
2016
WTI	65	$41.54	$53.08	$62.25
Brent	18	$47.22	$59.44	$69.47
	83	$42.77	$54.46	$63.82

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2017	682	$2.00	$2.75	$3.60

2018	250	$2.00	$2.75	$3.54

Interest-Rate Derivatives
As of October 31, 2016

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Swap	$500 Million	Sept. 2016 – 2046	Sept. 2018	6.559%	3M LIBOR
Swap	$300 Million	Sept. 2016 – 2046	Sept. 2020	6.509%	3M LIBOR
Swap	$450 Million	Sept. 2017 – 2047	Sept. 2018	6.445%	3M LIBOR
Swap	$100 Million	Sept. 2017 – 2047	Sept. 2020	6.891%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2021	6.570%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended March 31, 2016				Quarter Ended March 31, 2015
	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	160	2,017	102	598	164	2,007	117	615
Deepwater Gulf of Mexico	58	85	7	79	46	221	6	89
International and Alaska	93	—	6	99	107	—	7	114
Same-Store Sales	311	2,102	115	776	317	2,228	130	818
Divestitures*	4	201	13	51	18	510	13	116
Total	315	2,303	128	827	335	2,738	143	934

	Quarter Ended June 30, 2016				Quarter Ended June 30, 2015
	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	156	1,925	109	586	170	1,771	110	575
Deepwater Gulf of Mexico	56	73	6	74	57	113	7	83
International and Alaska	81	—	5	86	87	—	6	93
Same-Store Sales	293	1,998	120	746	314	1,884	123	751
Divestitures*	3	190	11	46	4	470	13	95
Total	296	2,188	131	792	318	2,354	136	846

	Quarter Ended September 30, 2016				Quarter Ended September 30, 2015
	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	158	1,824	109	571	155	1,648	96	526
Deepwater Gulf of Mexico	65	77	6	84	55	158	7	88
International and Alaska	93	—	7	100	85	—	5	90
Same-Store Sales	316	1,901	122	755	295	1,806	108	704
Divestitures*	1	102	7	25	6	380	14	83
Total	317	2,003	129	780	301	2,186	122	787

*	Includes East Chalk, Wamsutter, Ozona, Elm Grove, Hugoton, Hearne, Carthage (pending), EOR, Bossier, and Powder River Basin CBM.

Average Daily Sales Volumes
	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	158	1,922	108	587	163	1,807	107	572
Deepwater Gulf of Mexico	59	78	6	78	53	164	7	87
International and Alaska	89	—	6	95	92	—	6	98
Same-Store Sales	306	2,000	120	760	308	1,971	120	757
Divestitures*	3	164	10	40	9	453	14	98
Total	309	2,164	130	800	317	2,424	134	855

					Year Ended December 31, 2015
					Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore					163	1,788	105	566
Deepwater Gulf of Mexico					53	152	7	85
International and Alaska					94	—	6	100
Same-Store Sales					310	1,940	118	751
Divestitures*					7	394	12	85
Total					317	2,334	130	836

*	Includes East Chalk, Wamsutter, Ozona, Elm Grove, Hugoton, Hearne, Carthage (pending), EOR, Bossier, and Powder River Basin CBM.
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